TRIVIEW GLOBAL FUND, LLC
                    (A Delaware Limited Liability Company)

                                  $50,000,000

                         Units of Membership Interest

   Initially $1,000 per Unit; Thereafter Prevailing Net Asset Value Per Unit

                      ADDITIONAL SELLING AGENT AGREEMENT



Address of selling agent:

_______________________

_______________________

_______________________


Dear Sir/Madam:

TriView Capital Management, Inc., a Delaware corporation (the "Managing Member"), serves as the Managing Member of the Delaware limited liability company pursuant to the Uniform Limited Liability Company Act of the State of Delaware (the "Delaware Act") under the name TriView Global Fund, LLC (the "Fund"), for the purpose of engaging in the speculative trading of futures contracts, forward contracts, options on futures contracts, forward contracts and on commodities, security futures contracts, spot contracts, swap contracts and other commodity interest contracts, implementing the trading methods of the independent commodity trading advisor engaged by the Managing Member on behalf of the Fund. Futures Investment Company, an affiliate of the Managing Member, has been appointed pursuant to the Selling Agreement by and among each such person, the Managing Member and the Fund as principal selling agent for the Fund (the "Principal Selling Agent"). The Managing Member offers to add your firm as an Additional Selling Agent as provided in this Additional Selling Agreement (the "Agreement") contingent on the effective registration of the Fund with the SEC and various states:

The Fund desires to raise capital as provided in its Prospectus by the sale of Units to the public who will become members ("Members") in the Fund. The undersigned Additional Selling Agent hereby agrees to use its best efforts to market the Units using the Fund prospectus and selling materials furnished by the Fund pursuant to the terms hereof. Accordingly, the undersigned Additional Selling Agent, the Managing Member and the Fund, in consideration of the promises and benefits conferred by this agreement, agree as follows:

Section 1. Representations and Warranties of the Managing Member. Currently, the Registration Statement and Prospectus, as amended, are under review and not available for use. The Managing Member represents and warrants to the Additional Selling Agent as of the date of final clearance of the pending amendments to the Registration Statement and the Prospectus, with such representations and warranties to be restated and reaffirmed as of each Closing Date (as defined in Section 2(e) hereof);

(a) The Fund has provided to the Additional Selling Agent, and filed with the Securities and Exchange Commission (the "SEC"), a registration statement on Form S-1 (No. 333-119655), as initially filed with the SEC on October 8, 2004 and an amendment or amendments thereto, for the registration of the Units under the Securities Act of 1933, as amended (the "1933 Act"). The registration statement as amended and delivered to all parties hereto at the time it becomes effective together with any registration statement filed to register additional Units under the 1933 Act pursuant to Rule 462(b) under the 1933 Act, and the prospectus included therein are hereinafter called the "Registration Statement" and the "Prospectus," respectively, except that: (i) if the Fund files a subsequent post-effective amendment to the registration statement, then the term "Registration Statement" shall, from and after the declaration of the effectiveness of such post-effective amendment, refer to the registration statement as amended by such post-effective amendment thereto; and (ii) the term "Prospectus" shall refer to the prospectus as most recently issued by the Fund pursuant to the rules and regulations of the SEC promulgated under the 1933 Act (the "SEC Regulations"), together with any current supplement or supplements thereto.

The Managing Member agrees to suspend the offering immediately and inform the Additional Selling Agent if the Managing Member has any reason to believe that it may be necessary or advisable to amend the Registration Statement or supplement the Prospectus.


No reference to the Additional Selling Agent may be made in the Registration Statement, Prospectus or in any promotional materials or other marketing materials, including "Tombstone Ads" or other communications qualifying under Rule 134 of the SEC Regulations (collectively, "Promotional Material"), that have not been approved by both the Managing Member and the Additional Selling Agent, which approval either party may withhold in its sole and absolute discretion. The Fund will file, or cause to be filed, all Promotional Material with the National Association of Securities dealers ("NASD") and in state jurisdictions as requested or required by law.

(b) The certificate of formation (the "Certificate of Formation") pursuant to which the Fund has been formed and the LLC Operating Agreement (the "LLC Operating Agreement") provide for the subscription for and sale of the Units of the Fund; all action required to be taken by the Managing Member and the Fund as a condition to the sale of the Units to qualified subscribers therefor has been, or prior to the initial Closing Date (as defined in Section 2(e) hereof) will have been, taken; and, upon payment of the consideration therefor specified in all accepted Subscription Agreements and Powers of Attorney, the form of which is set forth as Exhibit D to the Prospectus, the Units will constitute valid units of membership interest in the Fund as to which the subscribers thereto will have limited personal liability to the extent provided for under the Delaware Act and will be Members of the Fund entitled to all the applicable benefits under the LLC Operating Agreement and the Delaware Act.

(c) The Fund is a limited liability company existing under the laws of the State of Delaware with full power and authority to engage in the business to be conducted by it, as described in the Registration Statement and Prospectus. The Fund is qualified to do business in each jurisdiction in which such qualification is necessary in order to protect the limited liability of Members and in which the nature or conduct of its business as described in the Registration Statement and Prospectus requires such qualification and the failure to be so qualified would be reasonably likely to have a material adverse effect on the results of operations, financial condition or business ("Material Adverse Effect") of the Fund.

(d) The Managing Member is, and will continue to be so long as it is the Managing Member of the Fund, a corporation duly organized, existing and in good standing under the laws of the State of Delaware and is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business as described in the Registration Statement and Prospectus requires such qualification and the failure to be so qualified would be reasonably likely to have a Material Adverse Effect on the Fund or the Managing Member.

(e) Each of the Fund and the Managing Member has full corporate and limited liability company power and authority, as the case may be, under applicable law to perform its respective obligations under the LLC Operating Agreement and this Agreement, and to conduct its business as described in the Registration Statement and Prospectus.

(f) When the Registration Statement becomes effective under the 1933 Act and at all times subsequent thereto up to and including each Closing Date, the Registration Statement, Prospectus and Promotional Material will comply in all material respects with the requirements of the 1933 Act, the SEC Regulations, the Commodity Act and the CFTC Regulations. Each of the Registration Statement, the Prospectus and each item of Promotional Material as of the Initial Closing Date and each Closing Date thereafter will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which such statements are made, not misleading; provided, however, that this representation and warranty does not apply to statements made or omitted in reliance upon, and in conformity with, written information furnished to the Managing Member with respect to the Additional Selling Agent by or on behalf of the Additional Selling Agent, expressly for use in such Registration Statement, Prospectus or Promotional Material.

(g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the results of operations, financial condition or business of the Managing Member or the Fund, whether or not arising in the ordinary course of business, of which the Additional Selling Agent has not been informed by the Managing Member.

(h) Each of the LLC Operating Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Managing Member and by the Fund.

(i) The execution and delivery of the LLC Operating Agreement and this Agreement, the incurrence of the obligations set forth therein and herein and the consummation of the transactions contemplated therein, herein and in the
Prospectus: (i) will not constitute a breach of, or default under, any instrument or agreement by which the Managing Member or the Fund, as the case may be, or any of their properties or assets is bound, or any statute, order, rule or regulation applicable to the Managing Member or the Fund, as the case may be, of any court or any governmental body or administrative agency having jurisdiction over the Managing Member or the Fund, as the case may be, except as would not be reasonably likely to have a Material Adverse Effect on the Managing Member or the Fund; (ii) will not result in the creation or imposition of any lien, charge or encumbrance on any property or assets of the Managing Member or the Fund, except as would not be reasonably likely to have a Material Adverse Effect on the Managing Member or the Fund; and (iii) will not give any party a right to terminate its obligations or result in the acceleration of any obligations under any material instrument or agreement by which the Managing Member or the Fund, as the case may be, or any of their respective properties or assets is bound, except as would not, in the aggregate, be reasonably likely to have a Material Adverse Effect on the Managing Member or the Fund,

(j) Except as otherwise disclosed in the Registration Statement or the Prospectus, there is not pending nor, to the Managing Member's knowledge, threatened any action, suit or proceeding before or by any court or other governmental body to which the Managing Member or the Fund is a party, or to which any of the assets of the Managing Member or the Fund is subject, that would reasonably be expected to have a Material Adverse Effect on the Managing Member or the Fund or which is required to be disclosed in the Registration Statement or Prospectus pursuant to the Commodity Act, the CFTC Regulations, the 1933 Act or the SEC Regulations.

(k) No stop order relating to the Registration Statement has been issued by any federal or state securities commission, and no proceedings therefor are pending or, to the knowledge of the Managing Member, threatened.

(l) The Managing Member and each of its principals and employees have, and will continue to have so long as it is the Managing Member of the Fund, all Federal and state governmental, regulatory, self-regulatory and commodity exchange approvals and licenses required to perform its or their obligations as described under the LLC Operating Agreement, except as would not be reasonably likely to have a Material Adverse Effect on the Managing Member or the Fund.

(m) The Managing Member has the financial resources necessary to meet its obligations relating to the payment of expenses and fees to the Additional Selling Agent pursuant to Section 6 hereunder.

(n) The actual performance of the Fund is complete and accurate in all material respects and is disclosed in the Prospectus as required by the Commodity Act, the CFTC Regulations and the rules of the NFA (the "NFA Rules").

(o) The Managing Member acknowledges that the Additional Selling Agent's customer lists constitute proprietary information belonging to the Additional Selling Agent, and the Managing Member agrees that it will not disseminate or use any confidential information regarding any such data, except as required by law or in connection with the operation of the Fund. Furthermore, the Managing Member agrees that it will not solicit any client on the Additional Selling Agent's customer lists (exclusive of any such person who is a preexisting client of the Managing Member or an Existing Member (as defined in Section 2(a)), except as requested by the Additional Selling Agent in connection with soliciting investments in the Fund).

(p) The accountants who certified the financial statements of the Managing Member and of the Fund included in the Registration Statement are, with respect to the Managing Member and the Fund, independent public accountants as required by the 1933 Act and the SEC Regulations. These financial statements fairly present the financial condition of the Managing Member and the Fund as of the dates shown and the results of operations and changes in members' capital of the Fund for the periods shown, and are presented in accordance with generally accepted accounting principles as currently in effect in the United States.

Section 2. Offering and Sale of Units; Additional Selling Agent Duties.

(a) The Additional Selling Agent is hereby appointed as a non-exclusive Additional Selling Agent for the Fund during the term herein specified for the purpose of finding acceptable subscribers for the Units through a public offering of such Units. The Additional Selling Agent hereby accepts such appointment and agrees on the terms and conditions herein set forth to use its best efforts to find acceptable subscribers for the Units, provided that there is no minimum number of Units for which the Additional Selling Agent agrees to find subscribers. It is understood that the Additional Selling Agent is an independent contractor with regard to the offering of any of the Units.

It is understood that the Additional Selling Agent's agreement to use its best efforts to find acceptable subscribers for the Units shall not prevent it from acting as a selling agent or underwriter for the securities of other issuers, including affiliates of the Additional Selling Agent, that may be offered or sold during the term hereof. All subscriptions are subject to acceptance or rejection, in whole or in part in the Managing Member's sole discretion, and no compensation shall be due hereunder in respect of rejected subscriptions.


 (b) The Fund agrees to pay the Additional Selling Agent the following with respect to its sales of the Units as follows:

Upfront sales commission:  none.

Continuing service fees: For ongoing services rendered to Members the Fund shall pay the Additional Selling Agent continuing service fees in an amount equal to 3% annually, payable monthly at the rate of one quarter of one percent of the net asset value of units (which shall be calculated after reduction of all expenses of the Fund, including accrued and unpaid expenses, as set forth in the LLC Operating Agreement) sold by the Additional Selling Agent that remain outstanding as of the end of each month (including Units redeemed as of the end of such month), provided that the registered representative of the Additional Selling Agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was "grandfathered" as an associated person of the Additional Selling Agent.

Such continuing service fees shall begin to accrue with respect to each Unit as of the end of the first full month following the Closing Date for the sale of such Unit, and shall continue only for as long as such Unit remains outstanding, regardless of the termination of this Agreement for any reason. The recipients of the continuing service fee are responsible for maintaining investment in this Fund. This must be done to:

* spread the potential risk of losses over a large number of investors to protect our ability to continue in business, and

* allow the long-term trading strategies of the commodity trading advisor to be profitable so additional investments can be solicited.

The Fund pays continuing service fees to the Additional Selling Agent to:

* maintain continuous contact with the Members to whom they sold interests in the Fund

* review of the monthly statement to be aware of the Fund results to discuss with the investors

*  explain changes in trading advisors and results from operations

*  answer questions regarding the Fund, and

*  work to retain investment in the Fund.

The Managing Member shall pay the continuing service fees due to the Additional Selling Agent within thirty (30) days of the end of each applicable calendar month.

The Additional Selling Agent, although otherwise entitled to continuing service fees will not be entitled to receipt thereof for any month during any portion of which the Registered Representative who is receiving compensation based upon such continuing service fees is at any time not properly registered with the CFTC or does not provide the ongoing services described in this Agreement.

(c) The Managing Member shall notify the Additional Selling Agent of the initial closing of the sale of Units (the "Initial Closing" and the date of such closing, the "Initial Closing Date"), as well as of the aggregate number of Units for which the Managing Member has received acceptable subscriptions and no solicitation shall take place until such Initial Closing Date. Thereafter, Units may continue to be sold as of the close of business on the last business day of each calendar month (each such date or the Initial Closing Date, a "Closing Date"), in the discretion of the Fund.

(d) The Fund shall also notify the Additional Selling Agent of the states in which the Fund is registered and/or qualified to be sold. (See Section 4 herein.) The Additional Selling Agent agrees that no solicitation of prospective subscribers shall take place in states not identified by the Managing Member or in states in which the Additional Selling Agent is not qualified to do business.

(e) Additional Selling Agent shall: (i) make no representation not contained in the Prospectus or other material prepared by the Managing Member; (ii) not create or use any written materials in the solicitation of Units of the Fund without prior approval, in writing, from the Fund; (iii) utilize only the most current Prospectus and other materials provided to Additional Selling Agent by the Fund; and (iv) provide prospective subscribers with any amendments or supplements to the Prospectus, as necessary.

(f) Additional Selling Agent will diligently make inquiries of each prospective subscriber concerning the suitability of this investment for such person and to retain in your records and make available to the Managing Member and the Fund information establishing that an investment in the Fund is suitable for each subscriber solicited by the Additional Selling Agent.

(g) Subscriptions must be received by the Fund no later than the 5th business day prior to the end of the month in order to be considered for inclusion in the subsequent month, at the sole discretion of the Managing Member. All subscriptions must satisfy the requirements set forth in the Prospectus and Subscription Agreement and be paid from an account in the name of the subscriber and any subscriber funds not cleared by the end of the month will not be included in the Fund in the subsequent month. All subscriptions are subject to review and acceptance by the Fund and there is no assurance that such acceptance shall be effective for the subsequent month.

    (h) All payments for subscriptions may be made by subscriber check payable to "Star Bank for the acct. of TriView Global" or wire transfer for deposit in the Fund's account maintained at Star Bank.

(i) As an alternative to submitting subscription checks or wire transfers, a subscriber may instead authorize the Additional Selling Agent to debit the subscriber's customer securities account maintained with the Additional Selling Agent, as may be permitted by the Additional Selling Agent. Subscribers who do so must have their subscription payments in their accounts on the date their subscription is accepted, with subscribers to be notified of such date by the Additional Selling Agent. Settlement of the payment for subscriptions will occur not later than three (3) business days following notification by the Managing Member to the Additional Selling Agent of the acceptance of a particular subscription. On each settlement date, subscribers' customer securities accounts will be debited by the Additional Selling Agent in the amount of their subscriptions. The amount of the subscription payments so debited will be transmitted by the Additional Selling Agent directly to the Fund's account maintained at Star Bank in the form of an Additional Selling Agent check or wire transfer payable to the Fund.

The Additional Selling Agent and the Managing Member may make such other arrangements regarding the transmission of subscriptions as they may deem convenient or appropriate, provided that any such arrangement must comply in all relevant respects with SEC Regulations 10b-9 and 15c2-4.

(j) Additional Selling Agent shall be responsible for servicing the subscribers solicited by it including, but not limited to, providing the current fund value to the subscriber (which shall be provided to Additional Selling Agent by Managing Member upon request), answering subscriber questions, and assisting with redemptions.

Section 3. Compliance with Rule 2810 and General Laws.

(a) It is understood that the Additional Selling Agent has no commitment with regard to the sale of the Units other than to use its best efforts. In connection with the offer, sale and distribution of the Units, the Additional Selling Agent represents and warrants that it will comply fully with all applicable laws and regulations, and the rules, policy statements and interpretations of the NASD, the SEC, the CFTC, state securities
administrators and any other regulatory or self-regulatory body.    The
Additional Selling Agent will not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is maintained.

(b) The Additional Selling Agent agrees not to recommend the purchase of Units to any subscriber unless the Additional Selling Agent shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber's investment objectives, other investments, financial situation and needs, that: (i) (to the extent relevant for the purposes of Rule 2810 and giving due consideration to the fact that the Fund is in no respects a "tax shelter") the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of the Fund, including the tax benefits (if any) described in the Prospectus; (ii) the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Fund; (iii) the subscriber qualifies as an acceptable subscriber on the basis set forth in the Prospectus, the Subscription Agreement and Power of Attorney and the Subscription Requirements; (iv) the subscriber is not a "Prohibited Investor," as such term is defined in the Subscription Requirements, and acceptance of the subscriber's subscription will not otherwise breach any laws, rules and regulations designed to avoid money laundering applicable to either the Additional Selling Agent, the Managing Member or the Fund; and (v) the Units are otherwise a suitable investment for the subscriber. The Additional Selling Agent agrees to maintain such records as are required by the applicable rules of the NASD and the state securities commissions for purposes of determining investor suitability. In no event shall such records be maintained for less than six (6) years from the date such records are generated or such greater time period as prescribed by applicable law or regulation. In connection with making the foregoing representations and warranties, the Additional Selling Agent further represents and warrants that it has, among other things, examined the Prospectus and obtained such additional information from the Managing Member regarding the information set forth thereunder as the Additional Selling Agent has deemed necessary or appropriate to determine whether the Prospectus adequately and accurately discloses all material facts relating to an investment in the Fund and provides an adequate basis to subscribers for evaluating an investment in the Units. In connection with making the representations and warranties set forth in this paragraph, the Additional Selling Agent has not relied on inquiries made by or on behalf of any other parties.

The Additional Selling Agent agrees to inform all prospective purchasers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus.

The Additional Selling Agent shall cause its Registered Representatives to certify in writing that such Registered Representative has made the required determinations in each Subscription Agreement and Power of Attorney submitted by the Registered Representative in respect of a subscriber; provided, however, that such determinations shall not be binding on the Managing Member.

(c) The Additional Selling Agent represents, warrants and covenants to the Managing Member and the Fund that it and all of its personnel involved in the activities contemplated hereunder have all governmental, regulatory and self-regulatory registrations, approvals, memberships and licenses required to perform its obligations under this Agreement and to receive compensation therefor and that it and such personnel will maintain all such registrations, approvals, memberships and licenses during the term of this Agreement and for such time as the Additional Selling Agent and such personnel shall receive compensation hereunder. Specifically but without limitation to the foregoing, the Additional Selling Agent represents, warrants and covenants as follows, as applicable: (i) in the event that it is to engage in the offer and sale of Units in the United States, it is registered as a broker-dealer with the SEC, is a member in good standing of the NASD, is registered with the relevant regulatory authority in each state in which it will solicit subscribers, is registered with the CFTC as a futures commission merchant or introducing broker and is a member in good standing of the NFA; or (ii) (a) it is a foreign bank, broker, dealer or institution that has all registrations, approvals, memberships and licenses required to engage in the offer and sale of the Units in the non-U.S. jurisdictions in which it does business; and (b) it will make no offers or sales of Units within the United States, its territories or possessions or areas subject to U.S. jurisdiction.

(d) The Additional Selling Agent represents, warrants and covenants that it: (i) maintains anti-money laundering policies and procedures that comply with the Bank Secrecy Act of 1970, as amended, and applicable federal anti-money laundering regulations, including policies and procedures to verify the identity of prospective subscribers ("AML Laws, Regulations and Policies");
(ii) complies with AML Laws, Regulations and Policies; (iii) will promptly deliver to the Managing Member, to the extent permitted by applicable law, notice of any AML Laws, Regulations and Policies violation, suspicious activity, suspicious activity investigation or filed Suspicious Activity Report that relates to any prospective subscriber for Units; and (iv) will cooperate with the Managing Member and deliver information reasonably requested by the Managing Member concerning subscribers that purchased Units sold by the Additional Selling Agent necessary for the Managing Member or the Fund to comply with AML Laws, Regulations and Policies.

Section 4. Blue Sky Survey.

The Managing Member agrees to cause The Scott Law Firm, P. A., counsel to the Managing Member, to prepare and deliver to the Additional Selling Agent, a Blue Sky Survey that shall set forth the United States jurisdictions in which the Units may be offered and sold. The Managing Member agrees to use its best efforts to qualify the Units under the securities or Blue Sky laws of the various state jurisdictions, and to maintain such qualification during the term of the offering, provided that the Managing Member reserves the right to withdraw application for the Units' registration. It is understood and agreed that the Additional Selling Agent may rely, in connection with the offering and sale of Units in any United States jurisdiction, on the survey provided by The Scott Law Firm, P. A., legal counsel to the Fund which shall be in the standard form provided in connection with securities offerings.

Section 5. Covenants of the Managing Member.

(a)    The Managing Member will notify the Additional Selling Agent promptly:
(i) when any amendment to the Registration Statement shall have become effective or any supplement (not including any monthly report) to the Prospectus is filed; (ii) of the receipt of any further comments from the SEC, CFTC, NFA or any other federal or state regulatory or self regulatory body with respect to the Registration Statement; (iii) of any request by the SEC, CFTC, NFA or any other federal or state regulatory or selfregulatory body for any further amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto; (iv) of any material criminal, civil or administrative proceedings against or involving the Managing Member or the Fund; (v) of the issuance by the SEC, CFTC, NFA or any other federal or state regulatory or self-regulatory body, as applicable, of any order suspending the effectiveness of the Registration Statement under the 1933 Act, the registration or NFA membership of the Managing Member as a "commodity pool operator," or the registration of the Units under the Blue Sky or securities laws of any state or other jurisdiction or any order or decree enjoining the offering or the use of the then current Prospectus or any Promotional Material or of the institution of any action or proceeding for any such purpose; or (vi) of any threatened action of the type referred to in clauses (iii) through (v) of which the Managing Member has been notified. In the event any order of the type referred to in clause (v) is issued, the Managing Member agrees to use best efforts to obtain a lifting or rescinding of such order at the earliest feasible date.

(b) The Managing Member will deliver to the Additional Selling Agent as many conformed copies of the Registration Statement as originally filed and of each amendment thereto, together with exhibits, as the Additional Selling Agent may reasonably request.

(c) The Managing Member will deliver to the Additional Selling Agent as promptly as practicable from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) and of the Promotional Material as the Additional Selling Agent may reasonably request for the purposes contemplated by the 1933 Act or the SEC Regulations.

(d) During the period when the Prospectus is required to be delivered pursuant to the 1933 Act, the Managing Member and the Fund will comply with all requirements imposed upon them by the 1933 Act, the SEC Regulations, the Commodity Act and the CFTC Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of the Units during such period in accordance with the provisions hereof and as set forth in the Prospectus.

(e) If any event shall occur as a result of which it is necessary, in the reasonable opinion of the Managing Member or any of the Selling Agent, to amend or supplement the Prospectus in order to make the Prospectus not materially misleading in the light of the circumstances existing at the time it is delivered to a subscriber, or to conform with applicable CFTC Regulations or SEC Regulations, the Managing Member shall promptly prepare and file such amendment(s) of or supplement(s) to the Prospectus effecting the necessary changes, and furnish to the Additional Selling Agent, at the expense of the Managing Member, a reasonable number of copies of such amendment(s) or supplement(s). Upon receipt by the Additional Selling Agent of notice of any such event or any notice pursuant to Section 5(a) above, the Additional Selling Agent shall, at the request of the Managing Member, immediately discontinue the offering of Units until the filing of the applicable amendment or supplement or lifting or rescinding of the applicable order, as the case may be.

Section 6. Payment of Expenses and Fees.

The Managing Member will cause the Fund to pay all expenses incident to the performance of the obligations of the Managing Member and the Fund hereunder, including: (i) the printing and delivery to the Additional Selling Agent in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, of the Prospectus and any supplements or amendments thereto, and of any Promotional Material; (ii) the reproduction of this Agreement and the printing and filing of the Registration Statement and the Prospectus (and, in certain cases, the exhibits thereto) with the SEC and NFA; (iii) the payment of filing fees to the SEC and the NASD; (iv) the qualification of the Units under the securities or "Blue Sky" laws in the various jurisdictions, including the payment of filing fees and the fees and disbursements of the Fund and Managing Member's counsel incurred in connection therewith; and (v) the services of The Scott Law Firm, P. A. and the accountants and auditors for the Managing Member and the Fund.

Section 7. Conditions of Closing.

The sale of the Units is subject to the accuracy of the representations and warranties of the parties hereto, to the performance by such parties of their respective obligations hereunder and to the following further conditions:

(a) The Registration Statement shall have become effective and at each Closing Date no order suspending the effectiveness thereof shall have been issued under the 1933 Act or proceeding therefor initiated or threatened by the SEC, and the NFA shall have accepted the Prospectus as a Disclosure Document pursuant to CFTC Regulations and NFA Rules without a finding of further deficiencies.

(b) At or prior to the Initial Closing Date, The Scott Law Firm, P. A. counsel to the Fund and its Managing Member, shall deliver its opinion, in form and substance satisfactory to the parties hereto, to the effect that:

(i) The Fund is a limited liability company existing under the laws of the State of Delaware with full limited liability company authority to conduct the business in which it engages as described in the Registration Statement, the Prospectus and herein.

(ii) The Managing Member is a corporation existing and in good standing under the laws of the State of Delaware. The Managing Member has coroporate authority to perform its obligations as described in the Registration Statement, the Prospectus and herein.


(iii) This Agreement has been duly authorized, executed and delivered by the Fund and the Managing Member and the performance by the Fund and the Managing Member of the transactions contemplated herein and set forth in the Prospectus will not, to the knowledge of such counsel, result in a breach or violation of any of the terms or provisions of or constitute a default under
(1) any material contracts, indentures, deeds of trust, loan agreements, notes, leases or other agreements as listed on an exhibit to such opinion (the "Material Contracts"), (2) the Managing Member's certificate of incorporation or By-Laws, (3) any laws or administrative rules or regulations normally applicable to transactions of the type contemplated hereby or in the Prospectus, or (iv) any order, writ, injunction or decree known to such counsel of any court or any governmental body or administrative agency having jurisdiction over the Managing Member or the Fund.

(iv) The LLC Operating Agreement has been duly authorized, executed and delivered by the Managing Member and constitutes a valid and binding obligation of the Managing Member enforceable against the Managing Member, subject to the effects of: (1) bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, receivership, moratorium and other similar laws (including judicially developed doctrines with respect to such laws) affecting the rights and remedies at the time in effect affecting the enforceability of creditors generally; (2) general principles of equity, whether applied by a court of law or equity with respect to performance and enforcement of the LLC Operating Agreement; and (3) any limitations under Federal securities laws and other applicable laws and considerations of public policy that relate to indemnification and contribution. The execution and delivery of the LLC Operating Agreement, and the incurrence of the obligations therein and the consummation of the transactions contemplated therein will not result in a breach or violation of any of the terms or provisions of or constitute a default under (i) any Material Contracts, (ii) the Managing Member's certificate of incorporation or By-Laws, (iii) any laws or administrative rules or regulations normally applicable to transactions of the type contemplated thereby, or (iv) any order, writ, injunction or decree known to such counsel of any court or any governmental body or administrative agency having jurisdiction over the Managing Member or the Fund.

(v) No filing, order, authorization, approval or consent of any court, governmental or self-regulatory agency or body is necessary in connection with the subscription for and sale of the Units, except such as may be required under the 1933 Act, the Commodity Act, the NFA Rules, NASD rules and applicable state securities or "Blue Sky" laws.

(vi) Assuming that all action required to be taken by the Managing Member and the Fund as a conditions to the subscription for and sale of the Units to qualified subscribers therefor has been taken, and, upon payment of the consideration therefor specified in the accepted Subscription Agreements and Powers of Attorney and satisfaction of all applicable subscription requirements by such subscribers, the Units will constitute valid units of Membership Interest in the Fund, and each subscriber who purchases Units will become a Member with limited personal liability to the extent provided for under the Delaware Act.

(vii) The information in the Prospectus under the caption "U.S. Federal Income Tax Consequences," to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects, insofar as it relates to the income tax consequences to the Fund and to the federal income tax consequences of an investment in the Fund by U.S. individual taxpayers.

(viii) The Registration Statement is effective under the 1933 Act and, to the knowledge of such counsel, no proceeding for a stop order is pending or threatened under Section 8(d) or Section 8(e) of the 1933 Act or any applicable state "Blue Sky" laws.

(ix) At the time the Registration Statement became effective, the Registration Statement, and at the time the Prospectus and any amendments or supplements thereto were first issued, the Prospectus (other than the financial statements and notes thereto and other financial and statistical data or past performance information included therein, as to which such counsel need render no opinion), complied as to form in all material respects with the requirements of the 1933 Act, SEC Regulations, the Commodity Act, the CFTC Regulations and the NFA Rules.

(x) Assuming operation in accordance with the Prospectus, the Fund will not be an "investment company" or a company "controlled" by an "investment company" as those terms are defined in the Investment Company Act of 1940, and the Managing Member need not be registered as an "investment adviser" under the Investment Advisers Act of 1940 in respect of its management of the Fund.

Such counsel shall state that it has participated in conferences with officers and other representatives of the Managing Member and representatives of the independent public accountants for the Managing Member and the Fund, at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement and the Prospectus, and no facts have come to the attention of such counsel that cause them to believe that either the Registration Statement, at the time such Registration Statement became effective, or the Prospectus or any amendment or supplement thereto, as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and notes thereto and other financial and statistical data or past performance information included therein).

Such counsel shall also state that to the knowledge of such counsel, based solely on its review of its litigation docket and an officer's certificate from the Managing Member: (1) there are no legal or governmental proceedings pending to which the Fund or the Managing Member is a party, that are required to be described in the Registration Statement or the Prospectus that are not so described; and to such counsel's knowledge no such proceedings are threatened by governmental authorities or others.

(c) At or prior to the Initial Closing Date, the Fund shall have received a capital contribution of the Managing Member in the amount required by its LLC Operating Agreement and as described in the Prospectus.

(d) At or prior to the Initial Closing Date, executed copies of the LLC Operating Agreement and this Agreement shall be delivered to the parties hereto.

(e) The parties hereto shall have been furnished with such additional information, opinions and documents, including supporting documents relating to parties described in the Prospectus and certificates signed by such parties with regard to information relating to them and included in the Prospectus as they may reasonably require for the purpose of enabling them to pass upon the sale of the Units as herein contemplated and related proceedings, in order to evidence the accuracy or completeness of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all actions taken by the parties hereto in connection with the sale of the Units as herein contemplated shall be reasonably satisfactory in form and substance to The Scott Law Firm, P. A. counsel for the Fund and Managing Member, and to the Selling Agent, the Additional Selling Agent and each of their counsel.

Section 8. Mutual Indemnification Contribution and Exculpation.

(a) The Managing Member severally (not the Fund) agrees to indemnify and hold harmless the Additional Selling Agent and each person, if any, who controls the Additional Selling Agent within the meaning of Section 15 of the 1933 Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever arising from any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement, in the Prospectus (or any amendment or supplement thereto) or in the Promotional Material or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission or any such alleged untrue statement or omission; provided, however, that any settlement shall be subject to indemnity hereunder only if effected with the prior written consent of the Managing Member; and

(iii) against any and all expense whatsoever (including the reasonable fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that: (1) the Managing Member will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or the Promotional Material in reliance upon and in conformity with written information furnished to the Managing Member by or on behalf of the Additional Selling Agent specifically for inclusion therein; and (2) such indemnity with respect to any Prospectus shall not inure to the benefit of the Additional Selling Agent (or any person controlling the Additional Selling Agent) from whom the person asserting any such loss, liability, claim, damage or expense purchased the Units that are the subject thereof if the Additional Selling Agent was responsible for delivering a Prospectus to such person and such person did not receive a copy of the Prospectus, as amended or supplemented, at or prior to the confirmation of the sale of such Units to such person and any untrue statement or omission of a material fact contained in any Prospectus was corrected in the Prospectus, as amended or supplemented. This indemnity agreement will be in addition to any liability which the Managing Member may otherwise have.

(b) The Additional Selling Agent agrees to indemnify and hold harmless the Managing Member, each of its members, each of its officers who signs the Registration Statement, and each person who controls the Managing Member within the meaning of Section 15 of the 1933 Act to the same extent as the foregoing indemnities to the Additional Selling Agent, with reference to written information relating to the Additional Selling Agent furnished to the Managing Member, by or on behalf of the Additional Selling Agent specifically for inclusion in the documents referred to in the indemnity set forth in subsection (a) and in reference to any communication or lack thereof between the Additional Selling Agent and a Subscriber not based on written statements made in the Prospectus or additional material provided by the Managing Member. This indemnity agreement will be in addition to any liability that the Additional Selling Agent may otherwise have.

(c) If the indemnification provided for in this Section 8 shall for any reason be unavailable to any otherwise indemnified person in respect of any loss, liability, claim, damage or expense referred to herein, then the otherwise indemnifying party shall, in lieu of indemnifying the otherwise indemnified person contribute to the amount paid or payable by such otherwise indemnified person as a result of such loss, liability, claim, damage or expense: (1) in such proportion as shall be appropriate to reflect the relative benefits received by the Managing Member on the one hand and the Additional Selling Agent on the other from the offering of the Units by the Additional Selling Agent; or (2) if the allocation provided by clause (1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(1) above but also the relative fault of the Managing Member on the one hand and the Additional Selling Agent on the other with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. In no event shall the aggregate contribution or liability of the Additional Selling Agent exceed the aggregate upfront sales commissions and continuing service fees paid to the Additional Selling Agent hereunder. Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Managing Member on the one hand or the Additional Selling Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this subsection (c) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an otherwise indemnifying party to the otherwise indemnified person as a result of the loss, liability, claim, damage or expense referred to above in this subsection (c) shall be deemed to include, for purposes of this subsection (c), any legal or other expenses reasonably incurred by such otherwise indemnified person in connection with investigating or defending any such action or claim.

(d) In no case shall a party be liable under this indemnity and contribution agreement with respect to any claim unless such party shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure to so notify such party shall not relieve such party from any liability which it may have otherwise than on account of this indemnity and contribution agreement, unless such party has been prejudiced by such failure. Such party shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit so brought, which defense shall be conducted by counsel chosen by it and satisfactory to the indemnified person (or person entitled to contribution hereunder) or parties, defendant or defendants therein.

Each party agrees to notify the other party within a reasonable time of the assertion of any claim in connection with the sale of the Units against it or any of its officers or directors or any controlling persons within the meaning of Section 15 of the 1933 Act.

Section 9. Status of Parties.

In marketing Units pursuant to this Agreement, the Additional Selling Agent is acting on its own behalf pursuant to this Agreement, and not as a principal. The Additional Selling Agent will use its best efforts to assist the Fund in obtaining performance by each purchaser solicited by the Additional Selling Agent whose offer to purchase Units from the Fund has been accepted on behalf of the Fund, but neither the Additional Selling Agent nor the Managing Member or Fund shall have any liability to each other in the event that Subscription Agreements and Powers of Attorney are improperly completed or any such purchase is not consummated for any reason. Except as specifically provided herein, the Additional Selling Agent shall in no respect be deemed to be an agent of the Fund.

Section 10. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or contained in certificates of any party hereto submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Additional Selling Agent, the Managing Member, the Fund, or any person who controls any of the foregoing, and shall survive the Closing Dates.

Section 11. Termination.

In addition to any other termination rights set forth elsewhere in this Agreement, each party shall have the right to terminate this Agreement: (i) at any time upon no less than thirty (30) business days' prior written notice to the non-terminating party; or (ii) at any time upon written notice to the non-terminating party in the event the non-terminating party breaches a material representation, warranty or covenant of this Agreement.

Section 12. Survival.

Section 2 (with respect to compensation payable for Units outstanding as of the date of termination) and Sections 6, 8, 13, 14, 15 16, 17 and 18 hereof shall survive the termination of this Agreement for any reason.

Section 13. Customer Privacy.

(a) Customer Information. "Customer Information" means any information contained on a customer's application or other form and all nonpublic personal information about a customer that a party receives from the other party. "Customer Information" includes, by way of example and not limitation, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

(b) Usage. The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the "Privacy Laws"), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than:

(i)    as required by law, regulation or rule, or

(ii) to carry out the purposes for which one party discloses Customer Information to the other party under the Selling Agreement(s), including use under an exception permitted by Privacy Laws in the ordinary course of business to carry out the purposes of such Agreement(s).

     (c) Safeguarding Customer Information. The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

Section 14. Prevention of Money Laundering.

(a) The Additional Selling Agent shall use due diligence to learn the essential facts relative to every person or entity (and the beneficial owners thereof) for whom or which orders for the purchase of Units are effected and shall follow procedures that are at least equivalent to those then-required by the USA Patriot Act and regulations adopted thereunder (and their successor laws, rules and regulations) on prevention of the use of the financial system for the purposes of money laundering. In the event that the Managing Member requires information or is required by any competent authority to provide information as to the identity of investors or in the event that any form of money laundering is suspected, the Selling Agent agrees to make a full disclosure of such information to the Managing Member, its representatives and all appropriate authorities. Where the Selling Agent is a resident in a country other than the United States which is a member of the Financial Action Task Force, such disclosure shall be made to the extent provided by local law. The Selling Agent will retain the evidence of verification of identity and records of all transactions for at least five years following the ending of the relationship with any person for whom or which orders for the subscription of Units have been effected.

(b) The Managing Member reserves the right to seek and the Additional Selling Agent agrees to supply to the Managing Member or any designated representative of the Managing Member, without undue delay, such documentation as it may request in order to satisfy itself as to the essential facts relative to the Selling Agent and any suspected or potential money laundering. If the Selling Agent fails to supply such documentation as requested by the Managing Member and/or the designated representative of the Managing Member within a reasonable period of time, this Agreement may be terminated for Cause at the sole discretion of the Managing Member immediately in writing.

(c) The Additional Selling Agent warrants and agrees to indemnify and hold harmless the Fund and the Managing Member from all liabilities, losses, damages, claims and expenses, including attorney's and other legal fees, in connection with the foregoing.

Section 15. Notices and Authority to Act.

All communications hereunder shall be in writing and, if sent to the Managing Member or the Fund, shall be mailed, delivered or faxed and confirmed to the Managing Member at:

TriView Capital Management, Inc.
5914 N. 300 West
P.O. Box C
Fremont, IN  46737

Phone: (260) 833-1306
Fax: (260) 833-1411

and, if sent to the Additional Selling Agent, shall be mailed, delivered or faxed and confirmed to it at:







Attn:

Phone:

Fax:

Tax I.D. No.:

Section 16. Parties: Assignment.

This Agreement shall inure to the benefit of and be binding upon the Additional Selling Agent, the Fund, the Managing Member and such parties' respective successors and permitted assigns to the extent provided herein. This Agreement and the conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and their respective successors, permitted assigns and controlling persons and parties indemnified hereunder, and for the benefit of no other person, firm or corporation. No purchaser of a Unit shall be considered to be a successor or an assignee solely on the basis of such purchase. No party may assign its rights or obligations under this Agreement to any other person without the prior written consent of the other parties hereto.

Section 17. Governing Law.

This Agreement and the rights and obligations of the parties created hereby shall be governed by the laws of the State of Delaware.

Section 18. Consent to Jurisdiction and Arbitration .

The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the City of Chicago. Accordingly, the parties hereto consent and submit to the jurisdiction of the federal and state courts and applicable arbitral body located within the City of Chicago. The parties further agree to waive their right to seek remedies in court, including and right to jury trial. Any dispute arising out of, or relating to, this Agreement or the breach thereof (other than Section 5(e) hereof), or regarding the interpretation thereof, shall be resolved exclusively by arbitration conducted in Chicago, Illinois in accordance with the rules of the NASD applying the laws of Delaware. Disputes shall not be resolved in any other forum or venue. The parties agree that (i) discovery shall not be permitted except as required by the rules of the NASD, (ii) the arbitrator(s) shall be knowledgeable in industry standards and practices and the matters giving rise to the dispute; (iii) the arbitrator(s) shall not have the power and authority to award punitive damages; (iv) the authority of the arbitrators(s) shall be limited to construing and enforcing the terms and conditions of this Agreement as expressly set forth herein; and (v) the arbitrator(s), if allowed by the rules, shall state the reasons for their award and their legal and factual conclusions underlying the award in a written opinion. The award of the arbitrator(s), or a majority of them, shall be final, and judgment upon the award may be confirmed and entered in any court, state or Federal, having jurisdiction.

Section 17. Counterparts.

This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall be deemed one and the same instrument.

    If the foregoing is in accordance with your understanding of the agreement, you are requested to sign and return to the Managing Member and the Fund a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the parties in accordance with its terms.

                                Very truly yours,

                                TRIVIEW GLOBAL FUND, LLC

                                By: TriView Capital Management, Inc.
                                Managing Member


                                By: _______________________ Date ________
                                    Michael Pacult, President

                                TriView Capital Management, Inc.



                                By: _______________________ Date ________
                                    Michael Pacult, President
Additional Selling Agent
Confirmed and accepted:

Company:

By:

Title:

Date: